EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 16, 2024, on the consolidated financial statements of Recruiter.com Group, Inc. (now known as Nixxy, Inc.) and Subsidiaries for the years ended December 31, 2023 and 2022, included herein on the registration statement of Nixxy, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

December 5, 2024